Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We herby consent to the incorporation of our report, dated April 9, 2001, included in this Form 10-KSB in the prevsiously filed Registration Statements of PTN Media, Inc. and subsidiary on Foarm S-8 (File No. 333-80771) and on Form S-3 (File No. 333-51600)



/s/  STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants

Santa Monica, California
April 16, 2001